LICENSE AGREEMENT

Between the following parties:

Brownwick llc
322 west Griffith Road
Pocatello Idaho 83201
USA

AND

Messerschmidt Hausgerate GmbH
Ortinstrasse 5/1
D-78126 Konigsfeld
Jorg Messerschmidt

The above parties agree to the following License terms.

Whereas Messerschmidt Hausgerate GmbH owns the Mixer and all rights associated with that mixer currently marketed under the name Culina . and Whereas Brownwick llc desires to purchase the rights to produce a mixer of its own that is a copy of the Culina Mixer from Messerschmidt Hausgerate GmbH . It is agreed by both parties to enter into the following agreement.

Messerschmidt Hausgerate GmbH Agrees to License Brownwick llc to produce and Market a copy of the Culina mixer in a 110 Volt Version for the USA and Canada Market and under the following terms.

1. Brownwick llc will be allowed to produce a copy of the Culina Mixer only in 110 volt version (no 220 volt version) but will not use any of the following brand names in any way. "CULINA" "Kornmeister" or "Messerschmidt"

2. Brownwick llc agrees to purchase all attachments (Grain Mill, flake Mill, vegetable cutter, and Meat Grinder) direct from CRIS Enterprises in the USA

3. Brownwick llc agrees that it will only produce a 110volt version and will not produce a 220 volt version and Is Responsible that the Copy of the CULINA will not come into the European Market.
4. Messerschmidt will not be obligated in any way to provide any technical support for the production of the mixer Brownwick llc produces.
5. Before this license is effective Brownwick llc will be required to pay a onetime license fee of the agreed upon amount of Fifty thousand Euro (EUR) in advance. After this onetime fee is paid Brownwick llc will be granted License to produce and market a copy of the Culina Mixer.
6. As long as Brownwick llc meets the above terms Messerschmidt Hausgerate GmbH agrees that they will never License anyone or any other company to produce a 110 volt version of the Culina Mixer and will only allow Brownwick llc to do so indefinitely .

These terms and conditions of this Licensing agreement are binding and effective after the signing of the agreement and the proof of Payment of 50,000.00 Euro has been made from Brownwick llc to Messerschmidt Hausgerate GmbH. **After both parties have signed this agreement,the receipt of the 50,000.00 Euro to the bank account listed below will be confirmation and activation of this agreement.**

Raiffeisenbank A-H-S
BIC : GENODES1HAR
IBAN: DE59 6006 9553 0062 8280 02

Signed by the authorized representatives of both the undersigned parties below.

Messerschmidt Hausgerate GmbH
Ortinstrasse 5/1
D-78126 Konigsfeld
Jorg Messerschmidt

Messerschmidt Hausgeräte GmbH
Ortinstrasse 5
D-78126 Königsfeld
Tel.: 0 77 25/30 66
Fax: 0 77 25/27 96

Date 21. June 2012